Exhibit 10.26

(94) Nanerjianzi No. 002

Manufacturing and Export Zone Administrative Department,

Ministry of Economy Land Lease Contract

Philips Electronic Building Elements Industries (Taiwan) Ltd (“Party B”) leases the public land in Nanzi Manufacturing and Export Zone from Manufacturing and Export Zone Administrative Department, Ministry of Economy (“Party A”). Party A and Party B hereby enter into the lease contract as follows:

1.        Place, Rent and expenses of the Land

Place of the land (Place drawing is annexed hereinafter.)				Leased area (m2)	Right scope of the lease	Rent (dollar/month)	Public facilities construction expense (dollar/month)
Zone	Section	Sub-section	Number of the land					Remarks
Nanzi District	Heping section	Second	711	8,781	2/16	12,627	0	Approved for lease the land hereunder by the letter of Jingjiachu erjianzi No. 09301039060 on December 15, 2004 with an area of 1,468 (m2)
		Apportioned public facility land		370	1/1	4,255	0
		(The following is blank.)

		Total				16,882	0

2.        The lease term is totally ten years from January 10, 2005 to January 09, 2015.

3.        The land leased hereunder will be only used by approved enterprise operating business within the zone for constructing offices, factory buildings, warehouses or premises. Party B shall not request to set surface rights on the leased land.

4.        Within the period of the contract, if Party B does not continue using the whole or part of the land leased by it, it shall apply to Party A for canceling the lease, but shall not sublease or lend the land to other persons.

5.        If Party B applies for leasing land for constructing factory buildings or other buildings by itself, it shall set back the buildings according to the relevant provisions of the Manufacturing and Export Zone. The greening, maintenance and management of the setback land shall be conducted by Party B at its own expense.

6.        If Party B applies for leasing land for constructing factory buildings or other buildings by itself, such construction shall be based on the principle of constructing storied buildings and necessary accessory buildings of the storied buildings. The building coverage and plot ratio shall be in compliance with the relevant building laws.

7.        If the leased land currently is used as public facilities, Party A will administer the land as a whole, and Party B shall not claim that the land shall be used for building or other purpose.

8.        Party B shall automatically pay the treasury agency as designated by Party A the rent and expenses totally 16,882 New Taiwan Dollars as set forth in Article 1 hereof before the fifth day of each month. If Party B fails to make the payment after the payment day, liquidated damages will be additionally charged as follows:

8.1      If the delay is more than one month but less than two months, 5% of the total amount of the rent and expenses will be additionally charged.

8.2      If the delay is more than two months but less than three months, 10% of the total amount of the rent and expenses will be additionally charged.

8.3      If the delay is more than three months but less than four months, 15% of the total amount of the rent and expenses will be additionally charged.

8.4      If Party B fails to pay off the rent, expenses and liquidated damages after four months from the payment day, Party A may recover the rent, expenses and liquidated damages and immediately terminate the contract.

9.        Besides paying the rent monthly, Party B shall pay the public facility construction expenses as provided for in Article 11 of Manufacturing and Export Zone Setup and Administration Ordinance for up to twenty years for each plot. If there are additionally increased facility construction expenses during the lease term, Party B also shall pay such expenses according to the relevant provisions.

10.      In the event the government prescribes the land price over again, the rent hereunder will be adjusted according to the new land price from the 1st day of the month following the proclamation of new land price.

11.      If Party B leases the land for constructing factory buildings or other buildings by itself, it shall pay the completion deposit according to Key Points of the Payment of Completion Deposit for Leasing Land to Construct Buildings in Manufacturing and Export Zone before commencing the construction and shall apply for the construction license within three months from the execution of the contract. After obtaining the license, Party B shall commence the construction. If Party B fails to commence the construction within the stipulated period or though Party B applies for postponing the commencement but fails to commence the construction upon expiration of the postponed period or fails to complete the construction according to the plan, Party A may terminate the contract, withdraw the land and cancel the construction license. The rent and public facility construction expenses already paid will not be refunded. If there are uncompleted buildings or works on the land, Party B shall remove them and restitute the original state within three months after Party A notified it that the contract is terminated by Party A. If Party B fails to complete such treatment on schedule, Party A may forfeit the completion deposit.

The completion deposit will be refunded according to the progress of the project and proportion without interest pursuant to the aforesaid Key Points after Party B commences the construction.

12.      Party A may terminate the contract by notifying Party B and withdraw the land under any of the following circumstances during the lease term:

12.1    The investment scheme of the Manufacturing and Export Zone is cancelled.

12.2    The buildings owned by Party B are purchased or requisitioned for value according to the relevant provisions of Manufacturing and Export Zone Setup and Administration Ordinance.

12.3    The use of the land by Party B breaches the provisions of this contract.

12.4    Party A needs withdrawing all or part of the land for its own use.

12.5    The contract may be terminated according to the Civil Law and Land Law.

13.      If the contract is terminated according to the foregoing Article, Party B shall promptly return the land and transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within two years. If Party B fails to conduct such treatment or fails to complete such treatment within two years, Party A may dispose of such buildings according to law.

14.      If party B needs reletting the land upon expiration of the lease term, it shall apply for reletting in writing three months prior to the expiration of the lease term. If Party B does not apply for reletting upon expiration of the foregoing three months period, it shall immediately return the land upon expiration of the lease term. Party B shall transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within six months.

15.      Upon termination of this contract or if Party B does not relet the land upon expiration of this contract, impairment money will be charged according to the standard of land rent and expense of the Manufacturing and Export Zone for the period during which the land is occupied by original Party B. In the event of overdue payment, additional interest will be charged at the annual interest rate 5% till the payment day.

16.      In the event the relevant laws are amended during the period of the contract and the provisions of this contract are affected by such amendment, the amended provisions shall prevail from the promulgation date of such amendment.

17.      The matters not covered herein shall be handled according to the relevant decrees enacted by the Manufacturing and Export Zone.

18.      During the period of this contract, if Party B needs surveying the boundary due to the ambiguity of the boundary of the leased land or any boundary dispute, the relevant expenses shall be borne by Party B.

19.      Party B shall exercise its care as a good administrator to prevent the contamination of soil and ground water. In the event of any contamination, Party B shall pay the penalty according to the relevant laws and conduct the investigation and appraisal of the contaminated site, countermeasures and remedy. Party B shall be solely liable for the expenses and any damage arising therefrom. In addition, Party B shall provide the land contamination testing materials at its own expense when it transfers the factory buildings.

20.      Party B shall not endanger the public security, sanitation or construct illegal buildings within the zone by leasing the land.

21.      In the event the land leased by Party B involves the adjustment of plot ratio, if the plot ratio exceeds the legal plot ratio, Party B shall apply for the construction only after it handles the matters relating to feedback burden according to the relevant provisions.

22.      This contract is made in duplicate and will take effect as of the commencement date of the lease term as set forth in Article 2 hereof after signed by the Parties. Each Party holds one copy. In the event of any litigation arising from this contract, the competent court shall be Kaohsiung Local Court.

23.      If Party B does not apply for canceling the lease before January of each year, it shall be deemed that the contract is renewed to the expiration date of the contract.

The Parties to this Contract:

The Contractor (Party B): Philips Electronic Building Elements Industries (Taiwan) Ltd

Legal Representative:

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

The Contractor (Party A): Manufacturing and Export Zone Administrative Department,

Ministry of Economy

Legal Representative: Zeng Canbao, Director

Address: 600 Jiachang Road, Nanzi district, Kaohsiung City

January 10, 2005

Annexed Drawing of (94) Nanerjianzi No. 002

Place of factory building land leased out

Right scope: 2/16

Scale: 1/2000